SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549



FORM 8-K


CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 1997



Central Fidelity Banks, Inc.
(Exact name of registrant as specified in its charter)




	Virginia   0-8829	 			54-1091649
(State or other	    (Commission	       (IRS Employer
 jurisdiction of    File Number)       Identification
 incorporation                          Number)


1021 East Cary Street, Richmond, Virginia 23219
(Address of principal executive offices)



Registrant's telephone number, including area code: (804) 782-4000

This document contains 5 pages.


Item 5. Other Events

On April 23, 1997 the Registrant issued the Press Release which is included as Exhibit 99 hereto.

Item 7. Financial Statements and Exhibits.

(a)  Not applicable
(b)  Not applicable
(c)  The following exhibit is included with this report

	Exhibit 99 Press Release, dated April 23, 1997



SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



 Central Fidelity Banks, Inc.
         (Registrant)



Date: April 24, 1997

/s/ James F. Campbell
James F. Campbell
Senior Vice President & Controller




EXHIBIT INDEX


Exhibit 99. Press Release, dated April 23, 1997






									                   Exhibit 99

News Release	                     Central Fidelity
Central Fidelity Banks, Inc.  For Release:       IMMEDIATELY
Post Office Box 27602
Richmond, Virginia 23261-7602		Information Contact:
                                      Charles W. Tysinger
                                      Chief Financial Officer
                                      (804) 697-7038

                                      Susan Lawrence Mistr
                                      Public Relations Director
                                      (804) 697-7261

April 23, 1997


CENTRAL FIDELITY BANKS, INC.
SELLS $100 MILLION TRUST PREFERRED STOCK


Richmond, VA -- Central Fidelity Banks, Inc. (NASDAQ-CFBS) today announced it has sold $100 million of Trust Preferred Stock through Central Fidelity Capital Trust I, a statutory business trust, in an institutional private placement. The Federal Reserve considers the Trust Preferred Stock to be Tier I Capital for Central Fidelity.

Proceeds from the sale of the Trust Preferred Stock will be used by the Trust to purchase from Central Fidelity Floating Rate Junior Subordinated Debt Securities due April 15, 2027. Central Fidelity intends to use the proceeds from the transaction for general corporate purposes, including for the repurchase of Central Fidelity common shares.

The Trust Preferred Stock has not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from such registration.

Central Fidelity Banks, Inc. is a Richmond, Virginia-based bank holding company with assets of $10.6 billion and 248 offices throughout the state.



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